EXHIBIT 5.8

CONSENT OF SLR CONSULTING (CANADA) LTD.

The undersigned hereby consents to the use of their reports titled “Technical Report on the Côté Gold Project, Ontario, Canada” effective June 30, 2022, and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of IAMGOLD Corporation.

On behalf of SLR CONSULTING (CANADA) LTD.

By:	/s/ Jason J. Cox
Jason J. Cox, P.Eng.
Authorized Signor

Dated: November 7, 2024